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                                                                     EXHIBIT 8.3




              [BROWN MCCARROLL & OAKS HARTLINE, L.L.P. LETTERHEAD]




                               ____________, 1999



Trust Management, Inc.
210 West Sixth Street
Suite 605
Fort Worth, Texas 76102

Attention:        Mr. Robert Finley


         Re: Transition Auto Finance III, Inc.; Public Offering of Asset-Backed Fixed Rate Notes


Ladies and Gentlemen:

         This firm has served as special counsel to Transition Leasing Management, Inc. ("Transition Leasing"), a Texas corporation, and its wholly-owned subsidiary, Transition Auto Finance III Inc. (the "Company"), in connection with the Company's registration on Form SB-2 (the "Registration Statement") of up to $20,000,000 of its 11% Secured Notes (the "Notes") pursuant to the Securities Act of 1933, as amended, and certain state securities laws, including the Texas Securities Act. In connection with this registration, the Indenture dated ____________, 1999 (the "Indenture") between the Company and Trust Management, Inc. (the "Trustee") requires that an opinion with respect to certain matters relating to the security interests securing the Notes granted under the Indenture be delivered to you as Trustee under the Indenture. Except as otherwise expressly provided in this opinion letter, capitalized terms defined in the Indenture are used in this opinion letter as defined in the Indenture.

         A. DOCUMENTS EXAMINED.

         For purposes of rendering this opinion letter, this firm has examined, considered and relied upon the following:


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         1.       The Prospectus contained in the Registration Statement (the
                  "Prospectus") with respect to the Offering;

         2.       The Indenture which has been signed by the Company;

         3. The Pledge and Assignment of Deposit Accounts (the "Deposit Accounts Assignment") executed by the Company and the Trustee pledging and granting a security interest and lien in and to the Operating Account, the Sinking Fund Account, and the Master Collection Account.

         4. A Certificate (the "Certificate") of an officer of Transition Leasing and the Company certifying as to the description of the Company's intended method of operation;

         5. The UCC-1 financing statement (the "Financing Statement") signed by the Company, naming the Trustee as the Secured Party and describing the properties, assets and items included in the Trust Estate in the description of the type or items of property covered by such financing statement, filed with the Office of the Secretary of State of Texas as document number ___________________; and

         6. Such other documents and instruments and other matters of fact and law that this firm had considered necessary or appropriate for the expression of the opinions contained herein.

         B. THE TRUST ESTATE.

         A security interest securing the Notes is granted under the Indenture in and to the Trust Estate. The Trust Estate includes the following properties, assets and items: (a) all Contracts acquired by the Company, together with all related Contract Documents, and all payments or instruments paid on account of such Contracts whenever received, and all other proceeds (cash or non-cash) received in respect of such Contracts, (b) the Servicing Agreement, (c) the Operating Account, (d) the Sinking Fund Account, including all Eligible Investments therein and all income from the investment of funds therein, (e) the Master Collection Account, (f) all Leased Vehicles, together with any repossessed or returned Leased Vehicles (including any Leased Vehicle returned upon termination of its Contract), and (g) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property, including, without limitation, all Net Liquidation Proceeds and Insurance Proceeds.

         Section C will provide for the perfection of the security interests granted under the Indenture and the Deposit Accounts Assignment in and to the properties, assets and items in the Company Trust Estate which are owned or acquired, or arise out of, the Leasing Business conducted and operated by the Company in the State of Texas, and (b), except as to any money or instruments which are not in the possession of the Trustee, no filings in any jurisdiction, other than the filing described in paragraph 2 of this SECTION C, or any actions other than the actions which have been taken and are described in paragraph 2 of this SECTION C, will be necessary to perfect the security interests of the Trustee granted by the Company under Indenture and the Deposit Accounts Assignment in the Company Trust Estate, as constituted as of the date of this opinion letter, as against any third parties.

C. OPINION.

         Based solely upon our examination and consideration of, and reliance on, the documents, instruments and other matters listed and described in SECTION A above, and subject to the comments, assumptions, limitations, qualifications and exceptions set forth in SECTION D, we are of the opinion that:

         1. Under Section 9.203(a) and (b) of the Texas Uniform Commercial Code (the "Texas UCC"), a security interest (a) attaches when it becomes enforceable against the debtor with respect to the collateral, and (b) becomes enforceable against a debtor when the debtor has signed a security agreement which contains a description of the collateral, value has been given, and the debtor has rights in the collateral. The Indenture and the Deposit Accounts Assignment taken together are a security agreement which contains a description of the collateral. As a result of the execution of the Indenture and the Deposit Accounts Assignment by the Company and the Trustee, value has been given for purposes of Sections 1.201(44) and 9.203(a) of the UCC. The security interests granted under the Indenture and the Deposit


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                  Account Assignment will attach to the Trust Estate as and when the Company acquires rights in the Trust Estate.

         2. Under applicable Texas law, (a) filing financing statements with the Secretary of State of Texas are, or may be, necessary to perfect the security interests or liens granted by the Company under the Indenture in the Contracts, the Servicing Agreement, any investments of funds in the Operating Account, the Sinking Fund Account, or the Master Collection Account other than investments in money or instruments and the proceeds of the items described in this clause (a); but (b) are not necessary, and may not be effective, to perfect the security interests or liens granted under the Indenture in the portion of the Trust Estate consisting of the Leased Vehicles, the Operating Account (except as provided in clause (a) above), the Sinking Fund Account (except as provided in clause
                  (a) above) and the Master Collection Account (except as provided in clause (a) above). The following procedures have been followed in order to perfect the security interests granted under the Indenture and the Deposit Accounts Assignment in and to each of the below described and identified types or items of collateral included in the Trust
                  Estate:

                  (a) The Financing Statement has been filed in the office of the Secretary of State of Texas pursuant to the Texas UCC.

                  (b) The Leased Vehicles owned or acquired by the Company in connection with its Leasing Business conducted and operated in the State of Texas will be motor vehicles (automobiles, motorcycles, and trucks) subject to Chapter 501 of the Texas Transportation Code. Section 9.304(c) of the UCC provides that filing a financing statement is not necessary or effective to perfect a security interest in property subject to Chapter 501 of the Texas Transportation Code. Pursuant to Sections 501.021 and 501.111 of the Texas Transportation Code, a person may perfect a security interest in a motor vehicle that is the subject of a first or subsequent sale (as will be the case for the Leased Vehicles) only by recording the security interest on the certificate of title for the subject motor vehicle, as provided in Chapter 501 of the Texas Transportation Code. Based on the provisions of the Indenture, the security interest granted under the Indenture in and to each Leased Vehicle owned or acquired by the Company in connection with its Leasing Business conducted and operated in the State of Texas will be perfected by recording the security interest on the certificate of title issued by the Texas Department of Transportation for the subject Leased Vehicle. The security interest granted under the Indenture in and to each repossessed or returned Leased Vehicle owned or acquired by the Company in connection with its Leasing Business conducted and operated in the State of Texas will be perfected by recording the security interest on the certificate of title issued by the Texas Department of Transportation. Pursuant to the Indenture and the Custodial Agreement, the Trustee will have and maintain actual possession of the certificate of title for each Leased Vehicle owned or acquired by the Company in connection with its Leasing Business conducted and operated in the State of Texas.

                  (c) The Contracts arising out of the Leasing Business conducted and operated in the State of Texas will be leases of automobiles, motorcycles and trucks owned by the Company. Article 9.105(a)(2) of the Texas UCC defines leases like the Contracts as "chattel paper." Section 9.304(a) of the Texas UCC provides that a security interest in chattel paper may be perfected by filing a financing statement, and
                           Section 9.305 of the Texas UCC provides that a security interest in chattel paper may also be perfected by the secured party taking possession of the chattel paper. The Financing Statement filed in the office of the Secretary of State of Texas includes the Contracts arising out of the Leasing Business conducted and operated in the State of Texas in the description of the type or items of property covered by the Financing Statement. Pursuant to the provisions of the Indenture, the Trustee will maintain


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                           actual possession of the Contracts pursuant to the
                           Indenture and the Custodial Agreement.

                  (d) The Servicing Agreement is a contractual agreement and is considered a "general intangible" under
                           Section 9.106 of the Texas UCC. Security interests in general intangibles are perfected by filing in the office of the Secretary of State of Texas a financing statement signed by the debtor and including the general intangibles in the description of the collateral. The Financing Statement filed in the office of the Secretary of State of Texas includes the Servicing Agreement in the description of the type or items of property covered by the Financing Statement.

                           (e) The Operating Account, the Sinking Fund Account and the Master Collection Account are deposit accounts, and pledges of such accounts are not subject to the provisions of Article 9 of the Texas UCC as provided in Section 9.104(12) of the Texas UCC, except as provided with respect to proceeds (Section 9.306) and priorities in proceeds (Section 9.312). Perfection of a pledge of these deposit bank accounts is made pursuant to Texas common law rules covering the pledge of personal property. Pledges are made by the pledgor executing a pledge and assignment agreement in favor of the pledgee and are perfected by the pledgor notifying the depositary bank in writing of the pledge. The Operating Account, the Sinking Fund Account and the Master Collection Account will be established at Texas Community Bank. The Company and the Trustee have executed a Pledge and Assignment of Deposit Accounts providing for a pledge to the Trustee of, and the grant of a security interest and lien in and to, the Operating Account, the Sinking Fund Account and the Master Collection Account. Texas Community Bank has been notified of this pledge and assignment, has acknowledged this pledge and assignment in writing. The perfection of security interests with respect to investments of funds within the Operating Account, the Sinking Fund Account and the Master Collection Account in instruments, documents, chattel paper, and investment property will be subject to applicable provisions of the Texas UCC governing purification security interest in such collateral.

                  (f) The proceeds of the items included in the Company Trust Estate which are described in subparagraphs
                           (a), (b), (c) and (d) of this Paragraph 1 that are subject to perfection by filing under the Texas UCC are subject to the provisions of Section 9.306 of the Texas UCC, and the Trustee's security interest and lien in such proceeds will be perfected by perfection of the underlying property as noted above, subject to
                           Section 9.306 of the governing perfection of operating interests in the collateral Texas UCC.

         3.       Under Section 9.303(a) of the Texas UCC, a security interest is perfected when it has attached and when all the applicable steps required for perfection have been taken. Subject to the satisfaction of the requirements described in paragraph 1 of this SECTION C regarding the attachment of the security interests granted under the Indenture and the Deposit Accounts Assignment in and to the Company Trust Estate, (a) except as to any money or instruments which are not in the possession of the Trustee, the filings and actions described in paragraph 2 of this Section C will provide for the perfection of the security interests granted under the Indenture and the Deposit Accounts Assignment in and to the properties, assets and items in the Company Trust Estate which are owned or acquired, or arise out of, the Leasing Business conducted and operated by the Company in the State of Texas (b) except as to any money or instruments which are note in the possession of the
                  Trustee, no filings in any jurisdiction, other than the filing described in paragraph 2 of this SECTION C, or any actions other than the actions which have been taken and are described in paragraph 2 of this
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                  SECTION C, will be necessary to perfect the security interests of the Trustee granted under the Indenture and the Deposit Accounts Assignment in the Company Trust Estate, as constituted as of the date of this opinion letter, as against any third parties.

         D. COMMENTS, ASSUMPTIONS, LIMITATIONS, QUALIFICATIONS AND EXCEPTIONS.

         The opinions expressed in SECTION C above are based upon and subject to, the following comments, assumptions (with respect to which we have no knowledge to the contrary), limitations, qualifications and exceptions:

         1. We have assumed the authenticity and completeness of all documents, certificates and records submitted to us as originals, the conformity to the original instruments of all documents, certificates and records submitted to us as copies, the authenticity and completeness of the originals of such latter instruments and the correctness of all statements of fact, including, without limitation, all representations and warranties, contained in the Agreement and all other documents, certificates or records that we have examined. Additionally, we have assumed that the Trustee is authorized and empowered to execute the Indenture and the Deposit Accounts Assignment and to enter into the transactions contemplated by the Indenture and the Deposit Accounts Assignment. We have assumed the existence, good standing, power and authority of each party (other than the Company) to the documents submitted to us. Except with respect to the Company, we have assumed the due authorization, execution and delivery of all such documents by the other respective parties thereto, and the authority and legal capacity of all persons executing such documents on behalf of such other parties, and that such documents are legal, valid and binding agreements of and enforceable against such other parties in accordance with their respective terms.

         2. We have assumed that all certifications, representations and warranties of the Company set forth in the Indenture and the Deposit Accounts Assignment are true and correct, and have relied on these certifications, representations and warranties in rendering the opinions expressed in this opinion letter.

         3. Except with respect to the Company, we have assumed that each of the respective parties to the Indenture and the Deposit Accounts Assignment and all other agreements, instruments and documents described in SECTION A above which we have reviewed (collectively, the "Reviewed Documents") have performed, complied with, or otherwise satisfied, their respective obligations with respect to the transactions evidenced and contemplated by the Reviewed Documents.

         4. We have assumed that none of the Reviewed Documents contains any untrue statement of fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and none of the parties to any of the Reviewed Documents has made or taken any false, fraudulent, misleading or deceptive statements or actions, or has otherwise, by act or omission, done or permitted to be done, anything false, fraudulent, misleading or deceptive in connection with the execution and delivery of the Reviewed Documents or the consummation of the transactions evidenced and contemplated by the Reviewed Documents.


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         5.       In rendering the opinions set forth above, (a) we have
                  undertaken no detailed or complete investigation of the books, records and affairs of the Company, (b) we have acted solely on the basis of the matters on which we have been engaged by the Company and on representations made to us by the Company, and (c) we have relied upon our review of the records of the Secretary of State of Texas, our inquiry with representatives of the Company, and the certifications, representations and warranties of the Company set forth in the Agreement and have made no review or search of the records of any state or federal court in which any proceedings may be pending for the termination, dissolution or annulment of the Company. To the best of our knowledge, there are no such proceedings pending in any state or federal court. This firm has made no independent investigation as to the accuracy or completeness of any representation, warranty, data or other information, written or oral, made or furnished to us.

         6. This firm's engagement by Transition Leasing and the Company is limited to acting as special counsel to Transition Leasing and to the Company in connection with this matter. Consequently, there may exist matters of a factual or legal nature involving Transition Leasing or the Company in connection with which this firm has not been consulted and has not represented Transition Leasing or the Company.

         7. The opinions expressed in this opinion letter are limited to the federal laws of the United States of America and the laws of the State of Texas. This opinion letter is strictly limited to the matters expressly stated in this opinion letter and no other or more extensive opinion is to be inferred or may be implied beyond the matters expressly stated in this opinion letter. This opinion letter is limited to the matters stated in this opinion letter and no opinions may be implied or inferred beyond the matters expressly stated in this opinion letter. No opinion is expressed as to the attachment or perfection of any security interest granted in any Participating Subsidiary Trust Estate or in any of the Company Trust Estate which is not owned or acquired in connection with, or does not otherwise arise out of, the Leasing Business conducted and operated by the Company in the State of Texas.

         8. The opinions expressed in this opinion letter are made as of the date of this opinion letter, and this firm assumes no obligations to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to its attention or any changes in law that may hereafter occur.

         9. This opinion letter is being delivered to the Trustee for the sole use and benefit of the Trustee in connection with the Indenture and may be relied upon by the Trustee, the Trustee's legal counsel and the Noteholders. This opinion letter may not be relied upon in any manner by any other person other than as explicitly provided in this opinion letter. Except with our prior written consent or as otherwise expressly provided in this opinion letter, the opinions expressed in this opinion letter are not to be used, circulated, quoted or otherwise referred to, in whole or in part, in connection with any transaction other than that contemplated by the Indenture, or by or to any other person.


                                      Very truly yours,


                                      BROWN McCARROLL & OAKS HARTLINE,
                                      L. L. P.




                                      By:
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